UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934, as Amended

Date of Report (Date of earliest event reported): November 5, 2013

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2013, Wynn Resorts, Limited (the “Company”) appointed Matt Maddox, age 38, as President of the Company, effective immediately. Mr. Maddox will retain his duties as the Company’s Chief Financial Officer and Treasurer, positions he has held since 2008. Previously, Mr. Maddox served as the Company’s Senior Vice President of Business Development and Treasurer, positions he held since January 2007 and March 2006, respectively. From June 2005 to December 31, 2006, Mr. Maddox served as the Senior Vice President of Business Development for Wynn Las Vegas, LLC. From March 2003 to June 2005, Mr. Maddox was the Chief Financial Officer of Wynn Resorts (Macau), S.A. From May 2002 through March 2003, Mr. Maddox was the Company’s Treasurer and Vice President-Investor Relations. From February 2000 to May 2002, Mr. Maddox was Vice President-Finance with Caesars Entertainment, Inc., a gaming company.

In connection with this appointment, Mr. Maddox’s base salary will be $1,500,000 per year effective November 5, 2013. Mr. Maddox will also be eligible to receive a bonus as determined in accordance with the Company’s Annual Performance Based Incentive Plan for Executive Officers. Upon execution of a new employment agreement, Mr. Maddox will be granted 10,000 shares of the Company’s common stock, which will be fully vested. The Company expects to enter into a new employment agreement with Mr. Maddox reflecting the foregoing terms.

Stephen A. Wynn will continue to hold the position of the Company’s Chairman and Chief Executive Officer.

The Company’s press release, dated November 5, 2013, announcing the appointment of Mr. Maddox, is filed herewith as Exhibit 99.1.

Item 8.01	Other Events.

On November 5, 2013, Wynn Resorts, Limited announced that its Board of Directors has approved a cash dividend of $3.00 per share of its outstanding common stock. This cash dividend will be payable on December 6, 2013 to stockholders of record on November 20, 2013. Additionally, the Company announced that its Board of Directors plans to increase the quarterly cash dividend from $1.00 per share to $1.25 per share in 2014. The Company’s press release, dated November 5, 2013, announcing the cash dividend, is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 5, 2013, of Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED
Date: November 7, 2013	By:	/s/ Matt Maddox
	Name:	Matt Maddox
	Title:	President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 5, 2013, of Wynn Resorts, Limited.